SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                            REEBOK INTERNATIONAL LTD.
             (Exact name of registrant as specified in its charter)

        Massachusetts                                            04-2678061
(State or other jurisdiction                                  (I.R.S. Employer
incorporation or organization)                               Identification No.)

1895 J.W. Foster Boulevard, Canton, Massachusetts                  02021
   (Address of principal executive offices)                      (Zip code)
                            ------------------------

          2001 Equity Incentive and Director Deferred Compensation Plan
                            (Full title of the plan)

                                 David A. Pace
                           Reebok International Ltd.
                           1895 J.W. Foster Boulevard
                          Canton, Massachusetts 02021
                    (Name and address of agent for service)

                                 (781) 401-5000
         (Telephone number, including area code, of agent for service)
                            ------------------------

                         Calculation of Registration Fee
-------------------------------------------------------------------------------

                                  Proposed           Proposed      Amount
Title of            Amount        maximum            maximum       of
Securities          to be         offering           offering      registration
to be registered    registered    price-per-unit(1)  price(1)      fee

Common Stock,       5,000,000     $29.175            $145,875,000  $36,468.75
$.01 par value,
together with
related Common
Stock Purchase
Rights
-------------------------------------------------------------------------------
     (1) The maximum offering price per share and the maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on June 11, 2001.

   PART II.       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated herein by reference. (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the reports referred to in (a) above. (c) The description of the Company's Common Stock, which is contained in the Registrant's Registration Statement on Form 8-A dated July 12, 1985 and the description of Common Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A dated July 27, 1990, Amendment No. 1 thereto dated April 1, 1991, Amendment No. 2 thereto dated December 13, 1991, Amendment No. 3 thereto dated January 1, 1999, Amendment No. 4 thereto dated May 26, 1999, and Amendment No. 5 thereto dated June 5, 2000, including any amendment or report filed for the purpose of updating such descriptions. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     The opinion of counsel filed as Exhibit 5.1 to this Registration Statement was given by Steven F. Scott who is employed by the Company as Associate General Counsel. Mr. Scott currently holds options for 10,470 shares granted under the Company's stock option plans and is eligible to be granted additional options from time to time under the plans. Mr. Scott is the holder of 500 shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers.

     Section 67 of Chapter 156B of the Massachusetts General Laws provides that indemnification of directors, officers, employees, and agents of the Registrant may be provided to the extent specified in or authorized by (i) its articles of organization, (ii) a by-law provision adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

     As permitted by Section 67 of Chpater 156B of the Massachusetts General Laws, Section 9 of the By-laws of the Registrant provides that the Registrant shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors and officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant (any person serving another organization in one or more of the indicated capacities at the request of the Registrant who shall have acted in good faith in the reasonable belief that his action was in the best interests of such other organization to be deemed as having acted in such manner with respect to the Registrant) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     Section 9 further provides that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for the compromise payment or for any other expenses shall be provided unless the compromise is approved as in the best interests of the Registrant, after notice that it involves such idemnification:
(a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer.

     Additionally, Section 9 provides that expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any action, suit or other proceeding may be paid from time to time by the Registrant in advance of the final disposition thereof upon receipt of an undertaking by the director or officer to repay the amounts so paid to the Registrant if it is ultimately determined that indemnification for these expenses is not authorized under Section 9.

     The right of indemnification provided by Section 9 of the By-laws is not to be exclusive of or affect any other rights to which any director or officer may be entitled. As used in Section 9, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in section 9 shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

     Article 6(k) of the Registrant's Restated Articles of Organization, as amended, provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages by breach of fiduciary duty as a director to the extent provided by applicable law notwithstanding any provision of law imposing such liability; provided, however, that Article 6(k) shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 61 or 62 of the Business Corporation Law of The Commonwealth of Massachusetts, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not be construed in any way so as to impose or create liability. The foregoing provisions of Article 6(k) shall not eliminate the liability of a director for any act or omission occurring prior to the date on which Article 6(k) became effective. No amendment to or repeal of Article 6(k) shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The Registrant maintains directors and officers liability insurance.


Item 7. Exemption from Registration Claimed.

     Not applicable.


Item 8. Exhibits.

     Exhibit No.         Description of Exhibit

        4.1              2001 Equity Incentive and
                         Director Deferred Compensation Plan

        5.1              Opinion of Counsel

       23.1              Consent of Ernst & Young LLP

       24.1              Power of Attorney (see signature pages)

Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, the Commonwealth of Massachusetts, on the 14 day of June, 2001.

                                               REEBOK INTERNATIONAL LTD.




                                               By:/s/ Paul B. Fireman
                                                  ____________________
                                                  Paul B. Fireman
                                                  President, Chief
                                                  Executive Officer and
                                                  Chairman of the Board
                                                  of Directors

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Paul B. Fireman, Kenneth Watchmaker and David A. Pace, and each of them singly, his true and lawful attorney-in-fact and agent, with full power and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the date indicated.

         WITNESS our hands on the 14 day of June, 2001.


Signatures                                           Title


P/s/ Paul B. Fireman
_______________________                           President and
 Paul B. Fireman                                  Chief Executive Officer
                                                  and Chairman of the Board of
                                                  Directors


s/s Kenneth Watchmaker
________________________                          Executive Vice President and
 Kenneth Watchmaker                               Chief Financial Officer
                                                  (Principal Financial and
                                                  Accounting Officer)


/s/ Paul R. Duncan
_______________________                           Director
Paul R. Duncan


/s/ Norman Axelrod
________________________                          Director
Norman Axelrod

/s/ Mannie Jackson
________________________                          Director
Mannie Jackson


/s/ Richard Lesser
________________________                          Director
Richard Lesser


/s/ Geofrey Nunes
________________________                          Director
Geoffrey Nunes


/s/ Deval Patrick
________________________                          Director
Deval Patrick


/s/ Dorothy E. Puhy
________________________                          Director
Dorothy E. Puhy


/s/ Thomas M. Ryan
_________________________                         Director
Thomas M. Ryan

                                  EXHIBIT INDEX



Exhibit         Description                                Location

4.1             2001 Equity Incentive and                  Filed herewith
                Director Deferred Compensation
                Plan

5.1             Consent of Counsel                         Filed herewith

23.1            Consent of Ernst & Young LLP               Filed herewith

24.1            Power of Attorney                          Signature Pages

                                                                     EXHIBIT 4.1


                       2001 EQUITY INCENTIVE AND DIRECTOR
                           DEFERRED COMPENSATION PLAN

1.  Purpose

    The purpose of this 2001 Equity Incentive and Director Deferred Compensation Plan (the "Plan") is to advance the interests of Reebok International Ltd. (the "Company") and its subsidiaries by enhancing the ability of the Company to (i) attract and retain employees, directors, and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries; (ii) reward such persons for such contributions; and (iii) encourage such persons to take into account the long-term interest of the Company through ownership of shares ("Shares") of the Company's common stock ("Stock").

    The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") in the form of Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock, all as more fully described below, and by providing a means whereby Eligible Directors may defer all or a portion of their directors' fees.

2.  Administration

    The Plan will be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee will determine the recipients of Awards, the times at which Awards will be made and the size and type or types of Awards to be made to each recipient and will set forth in such Awards the terms, conditions and limitations applicable to it. Awards may be made singly, in combination or in tandem. The Committee will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and binding on all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee or the Board to make adjustments under Section 14 or to amend or terminate the Plan under
Section 19.

3.  Effective Date and Term of Plan

    The Plan will become effective on the date on which it is approved by the stockholders of the Company. Grants of Awards under the Plan may be made prior to that date, subject to such approval of the Plan.

    The Plan will terminate ten years after the effective date of the Plan, subject to earlier termination of the Plan by the Board pursuant to Section 19. No Award may be granted under the Plan after the termination date of the Plan, but Awards previously granted may extend beyond that date.

4.  Shares Subject to The Plan

    Subject to adjustment as provided in Section 14 below, (i) the maximum aggregate number of Shares of Stock that may be delivered for all purposes under the Plan shall be 5,000,000, (ii) the maximum aggregate number of Shares of Stock which may be issued under the Plan pursuant to the exercise of ISOs (as defined in Section 7 below) shall be 1,000,000 and (iii) in any calendar year, Participants may be awarded Options, SARs, Restricted Stock, Deferred Stock, or any combination of each, for no more than 1,000,000 Shares.

    If any Award requiring exercise by the Participant is canceled or terminates without having been exercised in full, the number of Shares of Stock as to which such Award was not exercised will be available for future Awards. Shares of Stock tendered by a Participant or withheld by the Company to pay the exercise price of an Option or to satisfy the tax withholding obligations on the exercise or vesting of an Award shall be available again for Awards under the Plan. Shares of Restricted Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award shall be available again for Awards under the Plan.

    Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional Shares of Stock will be delivered under the Plan and the Committee shall determine the manner in which fractional share- value will be treated.

5.  Eligibility and Participation

    Those eligible to participate in the Plan ("Participants") will be persons in the employ of the Company or any of its subsidiaries ("Employees"), directors who are not officers or employees of the Company and who are not holders of more than 5% of the outstanding Shares of Stock of the Company nor persons who are in control of such a holder ("Eligible Directors"), and other persons or entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries. A "subsidiary" for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

6.  Delegation of Authority

    The Committee may delegate to senior officers of the Company who are also directors of the Company (including, without limitation, the Chief Executive Officer and/or President) its duties under the Plan subject to such conditions and limitations as the Committee may prescribe, except that only the Committee may designate and make grants to Employees (i) who are subject to Section 16 of the Securities Exchange Act of 1934 or any successor statute (the "Exchange Act"), including, without limitation, decisions on timing, amount and pricing of Awards, or (ii) whose compensation is covered by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Chief Financial Officer of the Company, as the designee of the Committee, shall act as the administrator (the "Administrator") of the deferred compensation provisions for Eligible Directors and shall have authority to prescribe forms and procedures in connection with any election to defer compensation made under the Plan.

7.  Options

    Nature of Options. An Option is an Award entitling the Participant to purchase a specified number of Shares at a specified exercise price. Both "incentive stock options," as defined in Section 422 of the Code (referred to herein as an "ISO") and non-incentive stock options may be granted under the Plan. ISOs may be awarded only to Employees.

    Number of Options. The Committee may from time to time award Options to any Participant subject to the limitations of Section 4. In addition, each Eligible Director, upon his or her first election to the Board, shall be awarded Options covering Shares with a Fair Market Value on the date of such election equal to six times the average annual cash compensation received by all Eligible Directors for the immediately prior calendar year. On April 28 of each year, each Eligible Director shall be awarded for each year of service Options covering Shares with a Fair Market Value on the date of such grant equal to three times the average annual cash compensation received by all Eligible Directors for the immediately prior calendar year. If less than one full year elapses between an initial grant and an annual grant, the Eligible Director shall receive Options covering Shares for each quarter (or portion thereof) of service with a Fair Market Value on the date of grant equal to one-fourth of three times the average annual cash compensation received by all Eligible Directors for the immediately prior calendar year.

    Exercise Price. The exercise price of each Option granted to an Eligible Director shall be 100% of the Fair Market Value of a Share at the time the Option is granted. The exercise price of each other Option shall be determined by the Committee, but in the case of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten-percent shareholder) of the Fair Market Value of a Share at the time the ISO is granted; nor shall the exercise price of any other Option be less than 100% of the Fair Market Value of a Share at the time the Option is granted except that (i) Options may be granted to Participants who are not Eligible Directors nor executive officers of the Company at less than Fair Market Value, (ii) in connection with an amendment of an Option which, in the opinion of the Committee, is or may be treated for tax or for the purposes of Section 16 of the Exchange Act as a new grant of the Option, the exercise price of such amended Option may be equal to the exercise price of the original Option even if such exercise price is less than Fair Market Value, and (iii) in connection with an acquisition, consolidation, merger or other extraordinary transaction, Options may be granted at less than Fair Market Value in order to replace existing Options at comparable value; provided, that, in no case shall the exercise price of an Option be less, in the case of an original issue of authorized Stock, than the par value of a Share. For purposes of this Plan, "Fair Market Value" shall mean, except as provided below, the closing price of a Share as reported on the New York Stock Exchange on the date of the grant (based on The Wall Street Journal report of composite transactions) or, if the New York Stock Exchange is closed on the date of grant, the next preceding date on which it is open or, if the Shares are no longer listed on such Exchange, such term shall have the same meaning as it does in the case of ISOs. In the case of ISOs, the term "Fair Market Value" shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to ISOs. For purposes of this Plan, "ten-percent shareholder" shall mean any Employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

    Duration of Options. The duration of any Option granted hereunder shall be determined by the Committee at the time the Option is granted, except that in the case of an ISO, the duration shall be no more than ten years from the date the Option was granted (five years in the case of an ISO granted to a "ten-percent shareholder" as defined in (c) above).

    Exercise of Options and Conditions. Options granted under any single Award will become exercisable at such time or times, and on and subject to such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

    Payment for Stock. Stock purchased under the Plan shall be paid for as follows: (i) in cash or by certified check, bank draft or money order payable to the order of the Company, (ii) through the delivery of Shares having a Fair Market Value on the last business day preceding the date of exercise equal to the purchase price; (iii) by a combination of cash and Shares as provided in clauses (i) and (ii) above; or (iv) by delivery of a properly executed notice with an undertaking by a broker to deliver promptly to the Company the amount of sale proceeds to pay the exercise price. Payment may be made pursuant to clauses
(ii) through (iv) above only if such method of payment is approved by the Committee with respect to such payment.

8.  Stock Appreciation Rights

    Nature of Stock Appreciation Rights. A Stock Appreciation Right (an "SAR") is an Award entitling the recipient to receive payment, in cash and/or Stock, determined in whole or in part by reference to appreciation in the value of a Share. In general, an SAR entitles the recipient to receive, with respect to each Share as to which the SAR is exercised, the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date the SAR was granted. However, the Committee may provide at the time of grant that the amount the recipient is entitled to receive will be adjusted upward or downward under rules established by the Committee to take into account the performance of the Shares in comparison with the performance of other stocks or an index or indices of other stocks.

    Grant of SARs. SARs may be granted in tandem with, or independently of, Options granted under the Plan. An SAR granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted. An SAR granted in tandem with an ISO may be granted only at the time the Option is granted.

    Exercise of SARs. An SAR not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. An SAR granted in tandem with an Option will be exercisable only at such times, and to the extent, that the related Option is exercisable. An SAR granted in tandem with an ISO may be exercised only when the market price of the Shares subject to the Option exceeds the exercise price of such Option. The Committee may at any time and from time to time accelerate the time at which all or part of the SAR may be exercised.

9.  Restricted Stock

    A Restricted Stock Award entitles the recipient to acquire Shares, subject to certain restrictions or conditions, for no cash consideration, if permitted by applicable law, or for such other consideration as determined by the Committee. The Award may be subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer; continuous service with the Company; achievement of business objectives; and individual, unit and Company performance. Subject to such restrictions, conditions and forfeiture provisions as may be established by the Committee, any Participant receiving an Award will have all the rights of a stockholder of the Company with respect to Shares of Restricted Stock, including the right to vote the Shares and the right to receive any dividends thereon.

10.  Deferred Stock

    A Deferred Stock Award entitles the recipient to receive Shares to be delivered in the future. Delivery of the Shares will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Shares will take place. At the time any Deferred Stock Award is granted, the Committee may provide that the Participant will receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

11.  Eligible Director Deferred Compensation

    Deferral of Fees. Any Eligible Director may elect to defer in either cash or Stock all or a portion of the annual retainer and meeting fees ("Fees") payable by the Company for his or her services as a director for any calendar year by delivering a deferral election to the Administrator not later than (i) December 31 of the year immediately preceding the year to which the deferral election relates, or (ii) with respect to an Eligible Director's first year or partial year of service as a director, thirty days following the date on which such director first became a director. The election form shall specify the amount or portion of the Fees to be deferred; whether and to what extent such Fees are to be deferred in cash or in Stock; the manner of payment with respect to such deferred amounts; and if such Fees are deferred in cash, the date on which the deferred amounts shall be paid in a lump sum or in which installment payments shall commence or if such Fees are deferred in Stock, the date on which such Stock shall be distributed. Such election shall remain in force for such calendar year and for each year thereafter until changed or revoked by the director by written notice to the Administrator not later than December 31 immediately preceding the year to which such change or revocation relates. A deferral election may not be changed or revoked after the beginning of the year to which it relates.

    Accounts; Interest and Dividend Credits. On the first day of each calendar quarter (the "Credit Date"), an Eligible Director who elects to defer his or her Fees shall receive a credit to his or her deferred compensation accounts (the "Deferred Compensation Accounts") under the Plan as hereinafter provided. Any portion of a Participant's Fees which are deferred in cash shall be credited to the Participant's Cash Deferral Account. The amount of the credit shall equal the amount of Fees deferred in cash by the Participant during the immediately preceding calendar quarter. Any portion of a Participant's Fees which are deferred in Stock shall be credited to the Participant's Deferred Stock Account. The amount of the credit to such Deferred Stock Account shall be the number of Shares (rounded to the nearest one hundredth of a Share) determined by dividing the amount of the Participant's Fees deferred in Stock during the immediately preceding quarter by the closing price of a Share as reported on the New York Stock Exchange on the Credit Date (based on The Wall Street Journal report of composite transactions) or, if the New York Stock Exchange is closed on the Credit Date, the next preceding date on which it is open.

    On the first day of each calendar quarter, an amount shall be credited to each Participant's Cash Deferral Account equal to the Interest Rate (as hereinafter defined) on the balance credited to the Cash Deferral Account during the immediately preceding calendar quarter. Interest shall accrue on the balance of each Participant's Cash Deferral Account commencing with the date the first payment is credited thereto and ending with the final payment therefrom. For this purpose, "Interest Rate" shall mean, with respect to any calendar quarter, the Merrill Lynch Corporate Bond Rate then in effect.

    Each time a dividend is paid on the Stock, a Participant who has a positive balance in his or her Deferred Stock Account shall receive a credit to such Account. The amount of the dividend credit shall be the number of Shares (rounded to the nearest one-hundredth of a Share) determined by multiplying the dividend amount per Share by the number of Shares credited to the Participant's Deferred Stock Account as of the record date for the dividend and dividing the product by the closing price per Share reported on the New York Stock Exchange on the dividend payment date (based on The Wall Street Journal report of composite transactions) or, if the New York Stock Exchange is closed on the dividend payment date, the next preceding date on which it is open.

    Payment. The balance of an Eligible Director's Deferred Compensation Accounts shall be paid to the director (or, in the event of death, to his or her designated beneficiary or estate) as follows: (1) in the case of a Cash Deferral Account such balance shall be paid, at the director's option, either (i) in a single lump sum as soon as practicable following the earlier of (x) the date on which the director ceases to serve as a director of the Company or (y) the date specified by the director as the distribution date (such earlier date shall be referred to as the "Distribution Date"), or (ii) in annual installments over a period, to be specified by the director, not to exceed ten years commencing as soon as practicable after the Distribution Date, and (2) in the case of a Deferred Stock Account, such balance shall be distributed in Stock on the Distribution Date. If an Eligible Director's Cash Deferral Account is paid in installments, the amount of each installment shall be (l) the balance of the Cash Deferral Account on the Distribution Date divided by the number of installments plus (2) interest credits. Upon the death of an Eligible Director, the Administrator may elect to pay any remaining benefits in a single lump sum.

    Designation of Beneficiary. Each Eligible Director may designate in writing a beneficiary to receive such portion, if any, of the director's Deferred Compensation Accounts as remains unpaid at the director's death. In the absence of a valid beneficiary designation, that portion, if any, of an Account remaining unpaid at the director's death shall be paid to his or her estate.

    Nature of Promise. The Company shall not be required to segregate or earmark any funds or Stock in respect of its obligations under Section 11 of the Plan. No Eligible Director nor any other person shall have any rights to any assets of the Company by reason of amounts deferred or benefits accrued under this Plan, other than as a general unsecured creditor of the Company.

    No Assignment. Rights to benefits under this Section 11 of the Plan may not be assigned, pledged or otherwise alienated, other than in accordance with the beneficiary designation provisions of Section 11(d) above.

12.  Transfers

    In general, no Award (other than an Award in the form of an outright transfer of cash or Stock) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime will be exercisable only by the Participant or, in the event of a Participant's incapacity, his or her guardian or legal representative. However, an Award to an Eligible Director or any other Award so providing by its terms may be transferred by the Participant through a gift to any or all of the following: any child, stepchild, grandchild, parent, stepparent, mother-in-law, father-in-law or spouse of the Participant, any trust in which these persons have more than fifty percent (50%) beneficial interest or a foundation in which these persons (or the Participant) control the management of assets. In such case, the Award may be re-transferred by any of these permitted transferees back to the Participant.

13.  Effect of Termination of Service

    The Committee shall provide in the Award for the disposition of outstanding Awards in the event of a Participant's death, disability, or other termination of service to the Company.

14.  Adjustments

    In the event of a stock dividend, stock split or combination of Shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of Shares that may be delivered under the Plan and to any Participant under Section 4 above.

    In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to (i) the number and kind of Shares of Stock or securities subject to Awards then outstanding or subsequently granted, (ii) any exercise prices relating to Awards, (iii) any other provision of Awards affected by such change, and (iv) any Eligible Director's Deferred Stock Account. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

15.  Rights as a Stockholder

    Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Shares. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Shares subject to the Participant's Award had such Shares been outstanding.

16.  Conditions on Delivery of Stock

    The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restrictions or legends from Shares previously delivered under the Plan until, (a) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (b) if the outstanding Shares are at the time listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such Shares have been approved by the Company's counsel. If the sale of Shares has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations and agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Shares bear an appropriate legend restricting transfer.

    If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

17.  Tax Withholding

    The Company will have the right to deduct from any cash payment under the Plan taxes that are required to be withheld and further to condition the obligation to deliver or vest Shares under this Plan upon the Participant's paying the Company such amount as it may request to satisfy any liability for applicable withholding taxes. The Committee may in its discretion permit Participants to satisfy all or part of their withholding liability by delivery of Shares with a Fair Market Value equal to such liability or by having the Company withhold from Stock delivered upon exercise of an Award, Shares whose Fair Market Value is equal to such liability.

18.  Mergers; Etc.

    (a) In the event of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of the Company's then outstanding Stock (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction") except as provided below or provided by the terms of the Award (i) all outstanding Options and SARs shall become exercisable and each outstanding Share of Restricted Stock and each outstanding Deferred Stock Award shall become free of all restrictions and conditions prior to the consummation of such Transaction and the Committee shall take all necessary actions to ensure that Options and SARs remain exercisable for a period of at least 20 days prior to consummation, (ii) any outstanding balance in an Eligible Director's Cash Deferral Account shall be paid in a lump sum and any outstanding balance in an Eligible Director's Deferred Stock Account shall be distributed in Shares of Stock prior to the consummation of such Transaction, and (iii) upon consummation of the Transaction, all outstanding Options and SARs shall terminate and cease to be exercisable. There shall be excluded from the foregoing any Transaction as a result of which (a) the holders of Stock prior to the Transaction retain or acquire securities constituting a majority of the outstanding voting common stock of the acquiring or surviving corporation or other entity and (b) no single person owns more than half of the outstanding voting common stock of the acquiring or surviving corporation or other entity. For purposes of this Section, voting common stock of the acquiring or surviving corporation or other entity that is issuable upon conversion of convertible securities or upon exercise of warrants or options shall be considered outstanding, and all securities that vote in the election of directors (other than solely as the result of a default in the making of any dividend or other payment) shall be deemed to constitute that number of shares of voting common stock which is equivalent to the number of such votes that may be cast by the holders of such securities.

    (b) The Committee may, by vote of a majority of the members of the Committee who are Continuing Directors (as defined below), (i) arrange, in lieu of the action described in paragraph (a) above, to have an acquiring or surviving corporation or entity in the Transaction, or an Affiliate (as defined below) thereof, grant replacement Awards to Participants holding outstanding Awards and
(ii) make such adjustments to the treatment of Awards described above as it deems appropriate, upon advice of the Company's certified public accountants, in order to avoid the occurrence of an unintended material adverse effect on the Company's income statement or to avoid violation of the pooling of interests requirements when a proposed Transaction would otherwise qualify for pooling of interests treatment.

    The term "Continuing Director" shall mean any director of the Company who
(i) is not an Acquiring Person or an Affiliate of an Acquiring Person and (ii) either was (A) a member of the Board of Directors of the Company at the time the Plan is approved by stockholders or (B) nominated for his or her initial term of office by a majority of the Continuing Directors in office at the time of such nomination. The term "Acquiring Person" shall mean, with respect to any Transaction, each Person who is a party to or a Participant in such Transaction or who, as a result of such Transaction, would (together with other Persons acting in concert) own a majority of the Company's outstanding Common Stock; provided, however, that none of the Company, any wholly-owned subsidiary of the Company, any employee benefit plan of the Company or any trustee in respect thereof acting in such capacity shall, for purposes of this Section, be deemed an "Acquiring Person". The term "Affiliate", with respect to any Person, shall mean any other Person who is, or would be deemed to be, an "affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. The term "Person" shall mean a corporation, association, partnership, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

19.  Amendments and Termination

    The Committee will have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan provided that, except for adjustments under Section 14 hereof, no such action will modify such Award in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Award.

    The Committee may at any time discontinue granting Awards under the Plan. The Board may at any time or times amend or terminate the Plan. In the event of termination of the Plan, the Board may elect to satisfy all obligations under
Section 11 of the Plan by distributing remaining Deferred Compensation Account balances in immediate lump sum payments in cash, in Stock or in such other manner as it may determine.

20.  Miscellaneous

This Plan shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

                                                                     EXHIBIT 5.1


                                                     June 14, 2001


The New York Stock Exchange, Inc.
20 Broad Street
New York, NY  10005

Ladies/Gentlemen:

     This opinion is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended, for the registration of 5,000,000 additional shares of Common Stock, par value $.01 per share (the "Shares") of Reebok International Ltd., a Massachusetts corporation (the "Company"). The Shares are to be sold from time to time pursuant to the Company's 2001 Equity Incentive and Director Deferred Compensation Plan.

     I am Associate General Counsel for the Company and am familiar with the proceedings taken by the Company in connection with the authorization, reservation and registration of the Shares. I have examined and relied upon such documents, records, certificates and other instruments as I have deemed necessary for the purpose of this opinion.


     Based on the foregoing, I am of the opinion that the Shares (in addition to other shares of Common Stock covered by the Registration Statements incorporated by reference into this Registration Statement) have been duly authorized and that, when issued and sold by the Company pursuant to and in accordance with the Plan, they will be validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as part of the Registration Statement.

     I understand that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                                     Very truly yours,

                                                     /s/ Steven F. Scott
                                                     __________________________
                                                     Steven F. Scott
                                                     Associate General Counsel

                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2001 Equity Incentive and Director Deferred Compensation Plan of Reebok International Ltd. of our report dated February 1, 2001, except for note 15, as to which the date is February 28, 2001, with respect to the consolidated financial statements and schedule of Reebok International Ltd. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                               Ernst & Young LLP
Boston, Massachusetts
June 11, 2001




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